As filed with the Securities and Exchange Commission on May 1, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-4204626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Oceangate, Suite 100
Long Beach,	California
(562) 435-3666
(Address, including zip code, of principal executive offices)

Molina Healthcare, Inc. 2025 Equity Incentive Plan
(Full title of the plan)

Jeff D. Barlow, Esq.
Chief Legal Officer
and Secretary
Molina Healthcare, Inc.
200 Oceangate, Suite 100
Long Beach, California 90802
(562) 435-3666
(Name, address and telephone number, including area code, of agent for service)

Copy to:
David Zaheer
Jenna B. Cooper
10250 Constellation Blvd., Suite 1100
Los Angeles, CA 90067
(424) 653-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer  ☒                 Accelerated Filer ☐

Non-Accelerated Filer ☐                 Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

Explanatory Note
This Registration Statement on Form S-8 is being filed for the purpose of registering (i) 1,795,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Molina Healthcare, Inc. (the “Registrant”), reserved for issuance under the Registrant’s 2025 Equity Incentive Plan (the “2025 Plan”) and (ii) an additional 1,016,729 shares of Common Stock that may become available for issuance under the 2025 Plan pursuant to the terms thereof.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:
(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on February 11, 2025 (File No. 001-31719) (the “Form 10-K”);
(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the Commission on April 24, 2025 (File No. 001-31719), and the Registrant’s Current Reports on Form 8-K filed with the Commission on February 21, 2025 and May 1, 2025; and
(c) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 filed with the Commission on December 30, 2002 (File No. 333-102268), relating to the Registrant's Common Stock, as updated by “Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any amendment or report filed for the purpose of updating such description.
All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.
Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to specific section of such statements as set forth therein.

Under no circumstances shall any information furnished under Item 2.02 and/or Item 7.01 of Current Report on Form 8-K and any corresponding exhibits thereto be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law, as currently in existence or hereafter amended, or (iv) for any transaction from which the director derived an improper personal benefit.
As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s certificate of incorporation and bylaws provide that the Registrant shall indemnify its directors, officers, employees, and agents to the full extent permitted by the Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.
In addition, the Registrant has entered into separate indemnification agreements with its directors, officers, and certain employees which requires the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers, or other employees, as applicable. The Registrant also maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers, as applicable.
These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers, directors, and certain employees may be sufficiently broad to permit indemnification of the Registrant’s officers, directors, and such employees for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Commission on December 30, 2002).
4.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 13, 2024).
4.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 13, 2024).
4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 26, 2023).
5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	Molina Healthcare, Inc. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2025).
107.1*	Filing Fee Table

*Filed herewith.

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 1, 2025.

MOLINA HEALTHCARE, INC.

By:	/s/ Joseph M. Zubretsky
Joseph M. Zubretsky
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Joseph M. Zubretsky and Jeff D. Barlow, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph M. Zubretsky	Chief Executive Officer and Director	May 1, 2025
Joseph M. Zubretsky	(Principal Executive Officer)

/s/ Mark L. Keim	Chief Financial Officer	May 1, 2025
Mark L. Keim	(Principal Financial Officer)

/s/ Maurice S. Hebert	Chief Accounting Officer	May 1, 2025
Maurice S. Hebert	(Principal Accounting Officer)

/s/ Barbara L. Brasier	Director	May 1, 2025
Barbara L. Brasier

/s/ Leo P. Grohowski	Director	May 1, 2025
Leo P. Grohowski

/s/ Stephen H. Lockhart	Director	May 1, 2025
Stephen H. Lockhart

/s/ Steven J. Orlando	Director	May 1, 2025
Steven J. Orlando

/s/ Ronna E. Romney	Director	May 1, 2025
Ronna E. Romney

/s/ Richard M. Schapiro	Director	May 1, 2025
Richard M. Schapiro

/s/ Dale B. Wolf	Chairman of the Board	May 1, 2025
Dale B. Wolf

/s/ Richard C. Zoretic	Director	May 1, 2025
Richard C. Zoretic